EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-153347, 333-161059 and 333-171722) and the Registration Statements on Form S-8 (Nos. 333-115956, 333-128290, 333-137557, 333-146398, 333-153346, 333-161057 and 333-168667) of ACADIA Pharmaceuticals Inc. of our report dated March 10, 2011 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California

March 10, 2011